Exhibit 99.2

Slade's Ferry               AUTHORIZATION FOR DIVIDEND REINVESTMENT AND
Bancorp                     COMMON STOCK PURCHASE PLAN FOR HOLDERS OF
                            SLADE'S FERRY BANCORP COMMON STOCK
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Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed Enrollment Card in the courtesy envelope provided to the address set forth below. If stock certificates are enclosed, please return by registered mail to:

REGISTRAR AND TRANSFER COMPANY
Dividend Reinvestment Plans
P.O. Box 664
Cranford, New Jersey 07016

Please sign the authorization located on the reverse side of this form and complete the information below.

Acct. No. -----------------------------

Name(s): ------------------------------

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Address: ------------------------------

City/State/Zip:------------------------

Social Security Number: ---------------

Daytime Phone Number: -----------------
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NOTE: This Is Not A Proxy

Completion and return of this Authorization Form authorizes your enrollment in the Slade's Ferry Bancorp Dividend Reinvestment and Stock Purchase Plan.

Do not return this form unless you wish to participate in the Plan.

[ ]   I hereby authorize Registrar and Transfer Company as my agent to receive any dividends that may hereafter become payable to me on my shares of Slade's Ferry Bancorp Common Stock and to apply such dividends, together with any voluntary cash payments I may make, to the purchase of full and fractional shares of Slade's Ferry Bancorp Common Stock.

I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment and Common Stock Purchase Plan, and that I may revoke this authorization at any time by notifying Registrar and Transfer Company in writing of my desire to terminate my participation.

[ ]   I wish to make an optional cash contribution now. My check or money order payable to Registrar and Transfer Company in the amount of $__________ is enclosed.

(Minimum contribution $100.00 - maximum contributions $5,000.00 per year) If you wish to join the Plan, be sure to check Box 1; if you wish to make additional cash contributions, check and fill in Box 2.

I understand that I may revoke or change this authorization by notifying Registrar and Transfer Company.

Please sign exactly as name(s) appear. If joint account, each owner must sign. Executors, trustees, etc. should give full title.

This authorization form when signed should be mailed to REGISTRAR AND TRANSFER COMPANY, Dividend Reinvestment Plans, P.O. Box 664, Cranford, New Jersey 07016. An addressed envelope is provided for that purpose.

Stockholder X __________________________ Date ______________

Stockholder X __________________________ Date ______________